BlackRock MuniYield Insured Fund, Inc.

FILE #811-06540

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
11/16/2007	The City of New York General Obligations Bonds	950,465,000	2,550,000

Citigroup Global Markets Inc., Bear, Stearns & Co. Inc, Merrill Lynch & Co., Morgan Stanley & Co. Incorporated., A.G. Edwards & Sons, Inc., Banc of America Securities LLC, M.R. Beal  & Company, DEPFA First Albany Securities LLC, Goldman, Sachs & Co., J.P. Morgan Securities Inc., Lehman Brothers, Loop Capital Markets, Prager, Sealy & Co., LLC, Ramirez & Co., Inc., RBC Capital Markets, Siebert Brandford Shank & Co., UBS Securities LLC, Wachovia Bank, National Association, Cabrera Capital Markets Inc., Commerce Capital Markets, Inc., Jackson Securities. LLC, Janney Montgomery Scott LLC, Popular Securities, Inc., Raymond James & Associates, Roosevelt & Cross, Inc., Southwest Securities, Inc.

11/16/2007	The City of New York General Obligations Bonds	950,465,000	1,600,000

Citigroup Global Markets Inc., Bear, Stearns & Co. Inc, Merrill Lynch & Co., Morgan Stanley & Co. Incorporated., A.G. Edwards & Sons, Inc., Banc of America Securities LLC, M.R. Beal  & Company, DEPFA First Albany Securities LLC, Goldman, Sachs & Co., J.P. Morgan Securities Inc., Lehman Brothers, Loop Capital Markets, Prager, Sealy & Co., LLC, Ramirez & Co., Inc., RBC Capital Markets, Siebert Brandford Shank & Co., UBS Securities LLC, Wachovia Bank, National Association, Cabrera Capital Markets Inc., Commerce Capital Markets, Inc., Jackson Securities. LLC, Janney Montgomery Scott LLC, Popular Securities, Inc., Raymond James & Associates, Roosevelt & Cross, Inc., Southwest Securities, Inc.

11/21/2007	California St Public Works	124,180,000	10,605,000

J.P. Morgan Securities, Great Pacific Securities, City National Securities Inc., Estrada Hinojosa & Company, Fidelity Capital Markets Services, Merrill Lynch & Co., RBC Capital Markets, S.B.K.-Brooks Investment Corp

2/8/2008	Met Trans Authority	1,000,000,000	10,000,000

J.P. Morgan Securities Inc., Lehman Brothers, UBS Investment Bank, Bear, Stearns & Co. Inc., Citi, Banc of America Securities LLC, DEPFA First Albany Securities LLC, Loop Capital Markets, LLC, Merrill Lynch & Co., Morgan Stanley, M.R. Beal & Company, Ramirez & Co., Inc., Raymond James & Associates, Inc., RBC Capital Markets, Roosevelt & Cross, Inc., Siebert Brandford Shank & Co., LLC, Wachovia Bank, N.A.

3/5/2008	California State	1,750,000,000	5,970,000

Siebert Brandford Shank & Co., LLC, E.J. De La Rosa & Co., Inc, Stone & Youngberg, Morgan Stanley & Co. Incorporated, Banc of America Securities LLC, Bear, Stearns & Co. Inc., Butler Wick & Co., Inc., Cabrera Capital Markets, LLC, Citi, City National Securities, Inc., DEPFA First Albany Securities LLC, Fidelity Capital Markets Services, First Southwest Company, Goldman, Sachs & Co., Great Pacific Securities, Jackson Securities, JPMorgan, Lehman Brothers, Loop Capital Markets, LLC, Merrill Lynch & Co., Morgan Keegan and Co., Inc., M.R. Beal & Company, Prager, Sealy & Company LLC, RBC Capital Markets, Ramirez & Co., Inc., Rice Financial Products Company, SL Hare Capital, Inc., Southwest Securities Inc., Toussaint Capital Partners, LLC, UBS Securities LLC, Wedbush Morgan Securities, Wells Fargo Institutional Securities, LLC

3/5/2008	California State	1,750,000,000	1,000,000

Siebert Brandford Shank & Co., LLC, E.J. De La Rosa & Co., Inc, Stone & Youngberg, Morgan Stanley & Co. Incorporated, Banc of America Securities LLC, Bear, Stearns & Co. Inc., Butler Wick & Co., Inc., Cabrera Capital Markets, LLC, Citi, City National Securities, Inc., DEPFA First Albany Securities LLC, Fidelity Capital Markets Services, First Southwest Company, Goldman, Sachs & Co., Great Pacific Securities, Jackson Securities, JPMorgan, Lehman Brothers, Loop Capital Markets, LLC, Merrill Lynch & Co., Morgan Keegan and Co., Inc., M.R. Beal & Company, Prager, Sealy & Company LLC, RBC Capital Markets, Ramirez & Co., Inc., Rice Financial Products Company, SL Hare Capital, Inc., Southwest Securities Inc., Toussaint Capital Partners, LLC, UBS Securities LLC, Wedbush Morgan Securities, Wells Fargo Institutional Securities, LLC

3/5/2008	California State	1,750,000,000	1,250,000

Siebert Brandford Shank & Co., LLC, E.J. De La Rosa & Co., Inc, Stone & Youngberg, Morgan Stanley & Co. Incorporated, Banc of America Securities LLC, Bear, Stearns & Co. Inc., Butler Wick & Co., Inc., Cabrera Capital Markets, LLC, Citi, City National Securities, Inc., DEPFA First Albany Securities LLC, Fidelity Capital Markets Services, First Southwest Company, Goldman, Sachs & Co., Great Pacific Securities, Jackson Securities, JPMorgan, Lehman Brothers, Loop Capital Markets, LLC, Merrill Lynch & Co., Morgan Keegan and Co., Inc., M.R. Beal & Company, Prager, Sealy & Company LLC, RBC Capital Markets, Ramirez & Co., Inc., Rice Financial Products Company, SL Hare Capital, Inc., Southwest Securities Inc., Toussaint Capital Partners, LLC, UBS Securities LLC, Wedbush Morgan Securities, Wells Fargo Institutional Securities, LLC

4/11/2008	City of Clevelend, Ohio, Public Pwr Syst Rev Bond Series 08	93,712,880	2,000,000	Lehman Brothers, George K Baum & Co., JPMorgan, Loop Capital Markets, LLC, Merrill Lynch & Co.
5/2/2008	San Diego County Water Authority	558,015,000	9,375,000	Goldman, Sachs & Co., Citi, Banc of America Securities LLC, Lehman Brothers, Merrill Lynch & Co.
5/2/2008	San Diego County Water Authority	558,015,000	7,500,000	Goldman, Sachs & Co., Citi, Banc of America Securities LLC, Lehman Brothers, Merrill Lynch & Co.